Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Date: July 27, 2011	Charles N. Funk	Gary J. Ortale
	President & CEO	EVP & CFO
	319.356.5800	319.356.5800

MIDWESTONE FINANCIAL GROUP REPURCHASES WARRANT FROM U.S. TREASURY, INCREASES DIVIDEND

Iowa City (July 27, 2011) -- MidWestOne Financial Group, Inc. (NASDAQ: MOFG), parent company of MidWestOne Bank, today announced that, on July 27, 2011, it completed the repurchase of the warrant issued to the United States Department of the Treasury (“U.S. Treasury”) as part of the TARP Capital Purchase Program. The warrant provided the right to purchase 198,675 shares of MidWestOne common stock at $12.08 per share. MidWestOne and the U.S. Treasury agreed upon a repurchase price of $1.0 million for the warrant. With this transaction complete, the U.S. Treasury no longer holds any investment in MidWestOne under the TARP Capital Purchase Program.
"Our goal was always to pay off the TARP funds from the earnings generated from MidWestOne Bank and not from an additional dilutive capital raise,” said Charles N. Funk, president and CEO.  “With the repurchase of the warrant with funds from the bank's earnings, we are very proud that we have been able to successfully exit TARP in a manner where our shareholders were not diluted in any way from our participation in the program."
Additionally, the Company's Board of Directors declared a third quarter cash dividend of $0.06 per common share, which is a 20% increase from the dividend paid each of the previous two quarters. The dividend is payable September 15, 2011 to shareholders of record at the close of business on September 1, 2011. At this quarterly rate, the indicated annual cash dividend is equal to $0.24 per common share.
About MidWestOne Financial Group, Inc.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. The Company's bank subsidiary, MidWestOne Bank, is also headquartered in Iowa City. MidWestOne Bank has office locations in Belle Plaine, Burlington, Cedar Falls, Conrad, Coralville, Davenport, Fairfield, Fort Madison, Melbourne, North English, North Liberty, Oskaloosa, Ottumwa, Parkersburg, Pella, Sigourney, Waterloo and West Liberty, Iowa. MidWestOne Insurance Services, Inc. provides personal and business insurance services in Pella, Melbourne and Oskaloosa, Iowa.
Cautionary Note Regarding Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this document and are based on current expectations and involve a number of assumptions. These include, among other things, statements regarding future results or expectations. MidWestOne Financial Group intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could cause actual results to differ from those set forth in the forward-looking statements or that could have a material effect on the operations and future prospects of the Company include, but are not limited to: (1) the strength of the local and national economy; (2) changes in interest rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, and changes in the scope and cost of Federal Deposit

Exhibit 99.1

Insurance Corporation insurance and fees; (3) the loss of key executives or employees; (4) changes in the quality and composition of the Company's loan and securities portfolios, demand for loan products and deposit flows;(5) changes in the assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; (6) the effects of competition and the overall demand for financial services in the Company's market areas; (7) the Company's ability to implement new technologies and develop and maintain secure and reliable electronic systems; (8) changes in accounting principles, policies, and guidelines; (9) the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as a part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; and (10) other risk factors detailed from time to time in filings made by the Company with the SEC.

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